TWIN RIVER WORLDWIDE HOLDINGS, INC. ANNOUNCES 2019 FIRST QUARTER RESULTS
NET REVENUE INCREASED 15.1% to $120.6 MILLION

Lincoln, Rhode Island - May 14, 2019 - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) (the “Company” or “TRWH”) today reported financial results for the first quarter ended March 31, 2019.

First Quarter and Recent Highlights

•	Net revenue for the first quarter 2019 was $120.6 million, an increase of 15.1%, or $15.8 million, from $104.8 million in the first quarter 2018

•
Gross gaming revenue for the first quarter 2019 increased 13.6% to $195.0 million from $171.6 million in the first quarter 2018. See reconciliation of this and other non-GAAP financial metrics in the tables below

•	First quarter 2019 net income was $17.6 million, an increase of $5.0 million, or 39.3%, year-over-year

•	Adjusted EBITDA for the first quarter 2019 was $43.9 million compared to $43.0 million in the first quarter 2018

•	Completed acquisition of Dover Downs Gaming & Entertainment, Inc. (“Dover Downs”) and began trading on the New York Stock Exchange (“NYSE”)

•
On May 10, 2019, closed on $400 million offering of senior notes due 2027, and entered into a new bank credit facility, which includes a $300 million term loan due 2026 and a $250 million revolving credit facility due 2024, which had no outstanding borrowings at closing

“The first quarter was an exciting time in the evolution of our company. We closed on our previously announced acquisition of Dover Downs and commenced trading on the NYSE which were important milestones in our ongoing transformation,” said George Papanier, President and Chief Executive Officer. “The integration of the two companies is well underway, we continue to be excited about the prospects for our business from this transaction and we believe that the proceeds and borrowing capacity from our new financing and listing of our shares on the NYSE should aid in our efforts to continue to grow our business and look for other opportunities to create long-term shareholder value.”

Summary of First Quarter Financial Results

	Three Months Ended March 31,
(in thousands, except percentages)	2019	2018	Change
Net revenue	$120,631	$104,806	15.1%
Income from operations	$30,307	$24,877	21.8%
Income from operations margin	25.12%	23.74%
Net income	$17,596	$12,634	39.3%
Net income margin	14.59%	12.05%
Adjusted EBITDA(1)	$43,884	$42,960	2.2%
Adjusted EBITDA Margin(1)	36.38%	40.99%
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

2019 First Quarter Results
Net revenue for the first quarter 2019 increased 15.1% to $120.6 million from $104.8 million in the first quarter 2018. The increase in net revenue year-over-year can be attributed primarily to the opening of the Tiverton Casino Hotel (“Tiverton”) and the new hotel at Twin River Casino Hotel (“Twin River”) in September and October of 2018, respectively. Gaming revenue increased $11.3 million, or 14.2%, food & beverage revenue increased $2.0 million, or 17.6%, and hotel revenue increased $1.9 million, or 41.6%, each compared to the same period in 2018. The acquisition of Dover Downs, which closed on March 28, 2019, contributed approximately $1.5 million of net revenue to our results for the first quarter.
Income from operations in the first quarter 2019 increased $5.4 million, or 21.8%, year-over-year to $30.3 million. Income from operations for the first quarter 2019 includes the negative impact of $6.4 million of merger and going public expenses and the first quarter 2018 includes a $5.9 million disposal loss from the sale of the Newport Grand Casino (“Newport Grand”). Excluding the impact of these charges, income from operations in the first quarter 2019 increased $6.0 million, or 19.5%, to $36.7 million, compared to the first quarter 2018. Income from operations in the first quarter 2019 was positively impacted by increased revenue and a decrease in share-based compensation expense when compared to the comparable period in 2018, offset in part by increases in both advertising, general and administrative expenses (“AG&A”) and depreciation and amortization. The $7.3 million increase in AG&A is primarily attributable to the increased overhead costs of Tiverton in the current year compared to Newport Grand last year and ongoing corporate costs associated with the Company being publicly traded. Increased depreciation and amortization was driven by the opening of Tiverton and the new hotel at Twin River.
Net income for the first quarter 2019 increased $5.0 million, or 39.3%, to $17.6 million due primarily to increased income from operations noted above and a reduction in the effective tax rate partially offset by a $1.3 million increase in interest expense.
Adjusted EBITDA for the first quarter 2019 was $43.9 million, an increase of $0.9 million, or 2.2%, from $43.0 million in the first quarter 2018. This increase is driven by the increase in income from operations noted above excluding the year-over-year impact of non-cash share-based compensation expense which was lower in 2019 primarily due to the timing of performance award grants and the reduction in the number of liability classified awards compared to the prior year.
Balance Sheet and Liquidity
The Company had $103.0 million in cash and cash equivalents, excluding restricted cash, at March 31, 2019. Outstanding indebtedness, before the impact of deferred financing costs, at the end of the first quarter 2019 totaled $421.2 million, including $80.0 million outstanding under the Company’s revolving credit facility.
On May 10, 2019 the Company completed its previously announced debt financing, comprised of a $250 million revolving credit facility (the “revolver”) and a $300 million term loan with maturity dates of 2024 and 2026, respectively, as well as $400 million of senior unsecured notes due 2027. The revolver was undrawn at closing. The Company used the net proceeds from the term loan and unsecured notes to repay borrowings under its prior revolver and term loan, aggregating $421.2 million as of March 31, 2019. The balance net of costs of approximately $260 million is in addition to the Company’s cash balance at the end of the first quarter of $103 million, and will be used for general corporate purposes, which could include, in addition to funding operations, repurchases of our common stock, acquisitions and other transactions.
Reconciliation of GAAP Measures to Non-GAAP measures
To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, gross gaming revenue, and adjusted income from operations. The non-GAAP measure Adjusted EBITDA excludes depreciation, amortization, interest expense and income, net, provision for income taxes, merger and going public expenses, loss associated with Newport Grand land and building disposal, non-cash share-based compensation expense, non-recurring litigation expenses, legal and financial expenses for strategic review, acquisition-related costs associated with announced planned acquisitions in Colorado, credit agreement amendment expenses, storm-related repairs, and non-recurring expansion and pre-opening expenses. Adjusted EBITDA margin is Adjusted EBITDA divided by net revenue. Gross gaming revenue is net gaming revenue inclusive of the States of Rhode Island and Delaware's share of net terminal income, tables games revenue and other gaming revenue. Adjusted income from operations is income from operations excluding merger and going public expenses and disposal loss from the sale of the Newport Grand.
The reconciliation of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting non-GAAP financial measures aids in making period-to-period comparisons and is a meaningful indication of its actual operating performance. The Company’s management utilizes and plans to utilize this non-GAAP financial information to compare the Company’s operating performance to comparable periods and to internally prepared projections. The Company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
First Quarter Conference Call
The Company’s first quarter 2019 earnings conference call and audio webcast will be held today, Tuesday, May 14, 2019, at 5:00 PM EDT. To access the conference call, please dial (877) 791-0146 (U.S. toll-free) and reference conference ID number 2691717. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.twinriverwwholdings.com. An online archive of the webcast will be available on the Company’s website for 120 days.
About Twin River Worldwide Holdings, Inc.
Twin River Worldwide Holdings, Inc., or TRWH, owns and manages four casinos, two casinos in Rhode Island, one in Mississippi, and one in Delaware, as well as a Colorado horse race track that has 13 authorized OTB licenses. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE) and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 1,000 slots and 32 table games facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”
Investor Contact
Stephen H. Capp
Executive Vice President and Chief Financial Officer
401-475-8474
InvestorRelations@twinriver.com

Media Contact
Patti Doyle
401-374-2553
patti.doyle@gmail.com

Forward-Looking Statements
This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including future financial and operating results and the Company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others (1) unexpected costs, charges or expenses resulting from the acquisition of Dover Downs and proposed Colorado transactions; (2) uncertainty of the expected financial performance of the Company, including the failure to realize the anticipated benefits of its acquisitions; (3) the Company’s ability to implement its business strategy; (4) the inability to retain and hire key personnel; (5) the risk that stockholder litigation may result in significant costs of defense, indemnification and/or liability; (6) evolving legal, regulatory and tax regimes; (7) changes in general economic and/or industry specific conditions; (8) the effects of competition that exists in the gaming industry; (9) actions by third parties, including government agencies; (10) the risk that the Company will be unable to utilize the borrowings under its senior unsecured notes, new term loan facility and available capacity under its new revolving credit facility, together with cash flows from operations, to grow the Company’s business in the ways currently contemplated or at all to create long-term shareholder value or to return capital to its stockholders through dividends or repurchases of outstanding shares of the Company’s capital stock in the time frame expected or at all; and (11) other risk factors as detailed under Part I. Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 1, 2019. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. TRWH does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$103,002	$77,580
Restricted cash	9,698	3,851
Accounts receivable, net	32,050	22,966
Inventory	8,587	6,418
Prepaid expenses and other assets	10,978	11,647
Total current assets	164,315	122,462
Property and equipment, net	521,735	416,148
Right of use assets, net	18,350	—
Goodwill	132,035	132,035
Intangible assets, net	113,848	110,104
Other assets	793	1,603
Total assets	$951,076	$782,352
Liabilities and Shareholders’ Equity
Current portion of long-term debt	$83,595	$3,595
Current portion of lease obligations	1,154	—
Accounts payable	23,969	14,215
Accrued liabilities	67,659	57,778
Total current liabilities	176,377	75,588
Lease obligations, net of current portion	17,184	—
Pension benefit obligations	6,613	—
Deferred tax liability	10,871	17,526
Long-term debt, net of current portion	334,920	390,578
Other long-term liabilities	2,332	—
Total liabilities	548,297	483,692
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.01; 100,000,000 shares authorized; 41,128,181 and 39,421,356 shares issued as of March 31, 2019 and December 31, 2018, respectively; 41,111,841 and 37,989,376 shares outstanding as of March 31, 2019 and December 31, 2018, respectively, net of treasury stock.	411	380
Additional paid in capital	182,297	125,629
Treasury stock, at cost, 16,340 and 1,431,980 shares as of March 31, 2019 and December 31, 2018, respectively.	(409)	(30,233)
Retained earnings	220,480	202,884
Total shareholders’ equity	402,779	298,660
Total liabilities and shareholders’ equity	$951,076	$782,352

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Gaming	$90,868	$79,582
Racing	2,940	3,284
Hotel	6,305	4,454
Food and beverage	13,511	11,488
Other	7,007	5,998
Net revenue	120,631	104,806

Operating costs and expenses:
Gaming	21,076	16,727
Racing	2,191	2,179
Hotel	2,714	1,760
Food and beverage	11,107	8,972
Advertising, general and administrative	46,467	39,160
Expansion and pre-opening	—	34
Newport Grand disposal loss	—	5,885
Depreciation and amortization	6,769	5,212
Total operating costs and expenses	90,324	79,929

Income from operations	30,307	24,877

Other income (expense):
Interest income	13	40
Interest expense, net of amounts capitalized	(7,051)	(5,739)
Total other expense, net	(7,038)	(5,699)

Income before provision for income taxes	23,269	19,178

Provision for income taxes	5,673	6,544
Net income	$17,596	$12,634
Deemed dividends related to changes in fair value of common stock subject to possible redemption	—	(1,305)
Net income applicable to common stockholders	$17,596	$11,329

Net income per share, basic	$0.46	$0.31
Weighted average common shares outstanding, basic	38,248	36,823

Net income per share, diluted	$0.46	$0.29
Weighted average common shares outstanding, diluted	38,367	38,405

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$17,596	$12,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	5,402	3,841
Amortization of intangible assets	1,367	1,371
Amortization of right of use assets	482	—
Share-based compensation - liability awards	—	4,512
Share-based compensation - equity awards	151	506
Amortization of deferred financing fees	521	857
Amortization of original issue discount	171	344
Bad debt expense	22	45
Deferred income taxes	—	452
Newport Grand disposal loss	—	5,885
Gain on disposal of property and equipment	(2)	(5)
Changes in operating assets and liabilities:
Accounts receivable	(3,432)	(1,991)
Inventory	(278)	557
Prepaid expenses and other assets	5,791	2,852
Accounts payable	4,789	(1,039)
Accrued liabilities	(7,103)	(2,006)
Lease obligations	(494)	—
Net cash provided by operating activities	24,983	28,815
Cash flows from investing activities:
Repayment of loans from officers and directors	—	1,073
Acquisition of Dover Downs Gaming & Entertainment, Inc., net of cash acquired	(9,606)	—
Capital expenditures, excluding Tiverton Casino Hotel and new hotel at Twin River Casino	(4,212)	(1,988)
Capital expenditures - Tiverton Casino Hotel	(1,277)	(31,386)
Capital expenditures - new hotel at Twin River Casino	(2,010)	(9,136)
Payments associated with gaming license	—	(29)
Net cash used in investing activities	(17,105)	(41,466)
Cash flows from financing activities:
Revolver borrowings	25,000	20,000
Term loan repayments	(1,200)	(30,927)
Stock repurchases	(409)	—
Stock options exercised via repayment of non-recourse notes	—	889
Net cash provided by (used in) financing activities	23,391	(10,038)

Net change in cash and cash equivalents and restricted cash	31,269	(22,689)
Cash and cash equivalents and restricted cash, beginning of period	81,431	93,216
Cash and cash equivalents and restricted cash, end of period	$112,700	$70,527

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,286	$5,255
Cash paid for income taxes	$—	$53

Non-cash investing and financing activities:
Unpaid property and equipment	$5,928	$13,011
Deposit applied to fixed asset purchases	$981	$—
Deemed dividends related to changes in fair value of common stock subject to possible redemption	$—	$1,305
Termination of operating leases via purchase of underlying assets	$1,272	$—
Stock issued for acquisition of Dover Downs Gaming & Entertainment, Inc.	$86,780	$—

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Reconciliation of Net Income and Net Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

	Three Months Ended March 31,
(in thousands, except percentages)	2019	2018
Net revenue	$120,631	$104,806

Net income	$17,596	$12,634
Depreciation and amortization	6,769	5,212
Provision for income taxes	5,673	6,544
Interest expense, net of interest income	7,038	5,699
Merger and going public expenses (1)	6,440	—
Newport Grand disposal loss (2)	—	5,885
Share-based compensation	152	5,018
Non-recurring litigation expenses, net of insurance proceeds (3)	(557)	858
Legal & financial expenses for strategic review (4)	—	550
Acquisition costs (5)	438	—
Credit Agreement amendment expenses (6)	335	386
Storm related repair expense, net of insurance recoveries (7)	—	140
Expansion and pre-opening expenses (8)	—	34
Adjusted EBITDA	$43,884	$42,960

Net income margin	14.59%	12.05%
Adjusted EBITDA margin	36.38%	40.99%

(1)	Merger and going public expenses primarily include legal and financial advisory costs related to the merger with Dover Downs and one-time costs of becoming a public company.

(2)	Newport Grand disposal loss represents the loss on the sale of the land and building in the first quarter of 2018.

(3)	Non-recurring litigation expense represents legal expenses incurred by TRWH in connection with certain litigation matters (net of insurance reimbursements).

(4)	Legal and financial expenses for the strategic review include expenses associated with TRWH’s review of strategic alternatives that began in April 2017.

(5)	Acquisition costs represent costs incurred during the year associated with the Company’s announced acquisition of three casinos in Black Hawk, Colorado from Affinity Gaming.

(6)	Credit Agreement amendment expenses include costs associated with amendments made to TRWH’s Credit Agreement.

(7)	Storm-related repair expenses include costs, net of insurance recoveries, associated with damage from Hurricane Nate at Hard Rock Biloxi.

(8)	Expansion and pre-opening expenses represent costs incurred for Tiverton Casino Hotel prior to its opening on September 1, 2018.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Calculation of Gross Gaming Revenue (unaudited)

	Three Months Ended March 31,
(in thousands, except percentages)	2019	2018	Change
Net gaming revenue	$90,868	$79,582	14.2%
Adjustment for State of RI’s share of net terminal income, table games revenue and other gaming revenue (1)	102,656	92,045
Adjustment for State of DE’s share of net terminal income, table games revenue and other gaming revenue at Dover Downs (1)	1,519	—
Gross gaming revenue	$195,043	$171,627	13.6%
(1) Adjustment made to show gaming revenue on a gross basis consistent with gross gaming win data provided throughout the gaming industry.

Reconciliation of Operating Income to Adjusted Operating Income (unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Income from operations	$30,307	$24,877
Merger and going public expenses	6,440	—
Newport Grand disposal loss	—	5,885
Adjusted income from operations	$36,747	$30,762